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                             AMENDED AND RESTATED
                             MANAGEMENT AGREEMENT

         THIS AMENDED AND RESTATED MANAGEMENT AGREEMENT ("Agreement") is made and entered into on March 30, 1998, by and between Philips International Realty, L.P. (the "Partnership") and Philips International Realty Corp. (the "Company" and together with the Partnership, the "Owner") and Philips International Holding Corp. (the "Manager").

         WHEREAS, pursuant to the Management Agreement, dated as of December 31, 1997, by and between Manager and Owner (the "Original Agreement"), Manager agreed to provide certain management services to Owner and the properties of Owner; and

         WHEREAS, Manager and Owner wish to amend and restate the terms and provisions of the Original Agreement in its entirety, all upon the terms and provisions, and subject to the conditions, set forth herein;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein set forth, and for other good and valuable consideration, Manager and Owner agree as follows:

                  1. ENGAGEMENT: Owner hereby engages Manager, and Manager hereby accepts such engagement from Owner, for the term, at the compensation, and upon all of the other terms and conditions set forth herein as sole and exclusive manager of its properties , whether now owned or in the future owned (collectively, the "Properties" and each a "Property").

                  2. TERM: The initial term of this Agreement ("Initial Term") shall commence as of December 31, 1997, and shall continue for three (3) years, provided, however, that the term shall continue for consecutive periods of one (1) year each unless terminated by any

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party to this Agreement within thirty (30) days prior to the expiration of the
Initial Term or any subsequent annual period.

                  3. MANAGEMENT FEES: During the term hereof, Manager shall receive, as compensation for the performance of its services required hereunder ("Management Fees"), a sum equal to 3% of gross rental income derived from the Properties for the calendar year. Management Fees shall be payable on the first day of each month, except that Management Fees for the first month of the Initial Term shall be payable on the last day of the first calendar month in which this Agreement is executed and shall be based upon actual receipts obtained during such calendar month with an adjustment being made if such calendar month is less that thirty (30) days. Actual receipts for the first calendar month shall be utilized for purposes of fixing monthly installments for the first quarterly period of the Initial Term, which monthly installments shall be reconciled quarterly thereafter based upon actual receipts for the prior quarterly period. In addition, Manager shall be entitled to reimbursement of all reasonable out-of-pocket expenses. The monthly installments may be deducted by Manager from receipts.

                        3A. LEASING COMMISSIONS: Manager shall also be entitled to customary market level leasing commissions ("Leasing Commissions") for space that it leases at the Properties whether or not Manager is the procuring broker, it being understood that Manager shall be the exclusive agent for the Property.

                        3B. CONSTRUCTION SUPERVISORY FEE: Manager shall also be entitled to a construction supervisory fee at the customary market level with regard to any tenant improvements and construction matters relating to the Properties; provided, however, that such fee shall not exceed 10% of the cost of such project.

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                  4. MANAGEMENT SERVICES AND POWERS: In consideration of the
Management Fees to be paid by Owner hereunder, Manager agrees as follows:

                        4.1 Under the supervision of the executive officers of the Owner, Manager shall manage the business and affairs of the Owner and shall be responsible for the day-to-day operations of the Properties. Manager shall furnish the services of its organization and exert its reasonable efforts in operating, maintaining and managing the Properties. Everything done by Manager in the performance of its obligations hereunder and all expenses incurred shall be for and on behalf of Owner and for Owner's account, except as expressly otherwise provided herein, and Owner agrees to reimburse Manager for all such expenses which are properly incurred hereunder in the performance of Manager's duties.

                        4.2 Notwithstanding the authority granted herein, Manager shall confer fully and freely with Owner in the performance of its duties, and shall keep Owner informed regarding the Properties. After consultation with and approval by Owner, Manager shall use its reasonable efforts to enforce the collection of all rentals and receipts and shall give receipts for all services or income of any nature from the operation of the Properties.

                        4.3 Manager shall, after consultation with and approval by Owner, oversee the construction of improvements and additions to the Properties.

                        4.4 Manager shall market the space at the Properties, including vacant space, and after consultation and approval by Owner, shall make all decisions regarding leasing such spaces, including renewing and terminating leases for such spaces.

                        4.5 Manager shall enforce all warranties, if any, on the Properties and/or the manufactured items thereon.

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                        4.6 Except as may be designated by the Owner in
writing from time to time, Manager shall hire, train, discharge, and supervise all labor and employees necessary to properly maintain and operate the Properties. The selection, terms of employment and termination thereof, including rates of employment, and the supervision, direction, training and assignment of duties of all such employees shall be the duty and responsibility of and shall be determined by Manager after consultation with Owner. Subject to Paragraph 5 herein, all costs and expenses of any persons who are part-time or full-time employees of Manager shall be paid for solely by Manager.

                        4.7 Manager, at the expense of Owner, shall cause the Properties, and their respective appurtenances and grounds, to be operated, maintained and repaired according to reasonable standards acceptable to Owner, including, but not limited to, interior and exterior cleaning, painting, plumbing, heating and ventilating systems, carpentry, masonry, decorating and such other normal maintenance and repair work as may be necessary and proper. Furthermore, for an additional charge as agreed upon between Owner and Manager, Manager shall supervise any extraordinary services with respect to the improvement of the Properties which Owner may request from time to time.

                        4.8 In fulfillment of its duties hereunder, Manager, at the expense of Owner, shall purchase such supplies, equipment and services as are necessary for the proper operation, maintenance, and repair of the Properties, and any discounts or rebates received by Manager shall be returned to Owner; provided, however, that no contract or agreement for this purpose shall be made in excess of $25,000 for any one item without the consent of Owner, except monthly or recurring operating charges or as set forth in the budget referred to in Section 4.21 hereof. Emergency repairs, involving manifest danger to life or property, or immediately

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necessary for the preservation and safety of the Properties, or for the safety of it tenants or occupants, or required to avoid the suspension of any necessary service of the Properties, may be made by Manager irrespective of the cost limitation imposed by this subparagraph. Notwithstanding this authority as to emergency repairs, it is understood and agreed that Manager will, if at all possible, confer with Owner regarding such expenditure before proceeding and in any event, promptly notify Owner of such emergency repair.

                        4.9 Pursuant to the budget approved by Owner, Manager, on behalf of Owner, shall contract on favorable terms, quality and service considered, in the name of Owner, for all services and utilities necessary for the efficient operation and maintenance of the Properties, including, but not limited to, security, water, electricity, gas, fuel, telephone, vermin extermination, rubbish hauling, parking lot sweeping and maintenance, roof maintenance, landscape maintenance and lighting maintenance. However, any such contract which is non-cancellable having a term longer than 5 years or requiring payments in excess of $50,000 per annum must be authorized by Owner.

                        4.10 Manager shall take such action as may be necessary or desirable to comply promptly with any and all orders or requirements affecting the Properties placed thereon by any federal, state, county, or municipal authority having jurisdiction thereover, subject to the same limitation contained in Subparagraph 4.8 regarding maximum amounts which may be disbursed without Owner's written consent. Owner shall execute any and all applications and other documents necessary for Manager to obtain and maintain in the name of Owner all licenses and permits required of Owner or Manager in connection with the operation and/or management of the Properties. Manager, however, so long as Manager is not subject to civil or criminal penalty or liability, shall not take any action under this Section so long as Owner is contesting, or

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has, after prompt notification of the facts by Manager, affirmed its intention to contest any such order or requirement. In such event, the Owner agrees to indemnify the Manager from any claims, liability and expenses, including reasonable legal fees and disbursements, resulting from such failure to comply. Manager shall promptly notify Owner of all such orders and notices or requirement.

                        4.11 Manager shall, after consultation with and approval by Owner and at the expense of Owner, cause to be placed and kept in force all forms of insurance needed to adequately protect Owner and as required by law and the underlying mortgages affecting the Properties, including, where appropriate, but not limited to, worker's compensation insurance, public liability insurance, auto, flood, plate glass, office equipment and personal property insurance, boiler insurance, fire and extended coverage insurance, and burglary and theft insurance. All of the various types of insurance coverages required for the benefit of Owner shall be placed in such amounts, with such companies and with such beneficial interests appearing therein as shall be acceptable to Owner; provided, however, that Manager shall be named as a named insured in all policies related to public liability insurance. Proof of all such insurance shall be delivered to Owner in a form acceptable to Owner. Manager agrees to cooperate with any independent insurance broker or consultant that Owner may designate or approve and engage for the purposes of effecting insurance. Manager shall promptly investigate and make a full written report as to all accidents or claims for damage relating to the ownership, operation, and maintenance of the Properties, including any damage or destruction to the Properties, the estimated cost of repair, and shall cooperate and make any and all reports required by any insurance company in connection therewith.

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                        4.12 Manager shall establish and maintain, in a bank
of Owner's selection, a bank account for each Property for the deposit of the monies collected from the Properties ("Bank Account"). Manager shall have the authority to draw on the Bank Account consistent with the requirements of Owner for any payments which Manager must make to discharge any liabilities or obligations incurred pursuant to this Agreement, all of which payments shall be subject to the limitations of this Agreement.

                        4.13 From the funds collected and deposited in the Bank Account, Manager shall cause to be disbursed regularly and punctually all expenses authorized in this Agreement.

                        4.14 Manager shall keep accurate, complete and separate books and records in accordance with accepted accounting standards and procedures, showing income and expenditures in connection with the operation and maintenance of the Properties and Owner's business, such that any accounts payable, other obligations, cash, accounts receivable, and other assets pertaining thereto can be identified and the amount determined at all times. Owner shall have the right at any time, through its representatives, to inspect any books and records of Manager which in its opinion may verify the financial or monthly reports, including, but not limited to, all checks, bills, vouchers, statements, cash receipts, correspondence, leases, subleases and all other books and records in connection with the management of the Properties.

                        4.15 Manager shall prepare and deliver to Owner (i) such financial reports and statements as Owner may reasonably require and (ii) data and information reasonably necessary for compliance with the requirements and requests of the Securities and Exchange Commission. Notwithstanding the foregoing, Manager may designate third party professionals

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to assist in the preparation of the foregoing items at Owner's cost and expense, as Manager may deem necessary.

                        4.16 Manager shall provide Owner with such general support services as are reasonably requested by Owner, including without limitation, general accounting, bookkeeping and back office support services.

                        4.17 Manager shall, to the extent necessary, refer all matters requiring legal or accounting services to qualified professionals approved by Owner.

                        4.18 Manager shall bill or cause to be billed all Tenants and occupants for all rent and other charges and when and if directed by Owner, serve notices upon tenants to quit and surrender their premises.

                        4.19 Manager shall maintain and submit to the Owner, a record of all complaints of tenants and consider, and when reasonable and/or when directed by Owner attend to such complaints.

                        4.20 Manager shall cause to be prepared and filed when necessary forms for unemployment insurance, withholding and social security taxes and all other tax and other forms relating to employment and the maintenance and operation of the Properties and Owner's business required by and federal, state or municipal authority.

                        4.21 Manager shall prepare and submit annually to Owner for its approval an operating budget setting forth anticipated income and expenses for the ensuing fiscal year.

                        4.22 Manager shall ascertain the assessed valuation for the Properties and after consultation with and approval by Owner, institute and prosecute with attorneys approved by Owner, tax certiorari proceedings.

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                        4.23 Manager shall use its reasonable efforts to keep
the space rented to desirable tenants on such terms as may be approved by Owner. The Manager is authorized to enlist the services of outside brokers on behalf of the Owner in connection with the rental of such space; provided, however, that any fees due such outside brokers shall be paid by Owner and the use of such outside brokers shall not affect Manager's right to receive Leasing Commissions pursuant to Section 3A of this Agreement.

                        4.24 Manager may generally do such other acts, not contrary to the intent of the provisions hereof, as it deems necessary or desirable for the proper performance of its duties hereunder.

                  5. COSTS AND EXPENSES:

                        5.1 Owner shall pay for all ordinary and necessary expenses of the Properties, including, without limitation, the following:

                        (i) all direct payroll and benefits for on-site Owner employees;

                        (ii) all maintenance repairs to the Properties;

                        (iii) all utilities;

                        (iv) all taxes, principal and interest on all loans secured by the Properties;

                        (v) insurance, professional services; and

                        (vi) all independent contractors (e.g., carpenters, electricians, landscaping etc.) who are employed to render services at the Properties.

                        5.2 Subject to Section 10 hereof, Manager shall not be liable to any third parties for debts, liabilities or obligations of the Properties or arising in the course of

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business of the Properties or by virtue of its management, supervision, control or operation of the Properties.

                  6. RELATIONSHIP OF THE PARTIES: All duties to be performed by the Manager under this Agreement shall be for and on behalf of Owner, in the name of Owner and for Owner's account. In taking any action pursuant to this Agreement, Manager shall be acting as Owner's agent. This Agreement shall not be construed to create a partnership, joint venture, employer-employee, or any other relationship by and between Owner and Manager other than that of principal and agent. Manager shall not bear any portion of the losses, costs or expenses from the operation of the Properties nor shall it be entitled to any of the profits therefrom.

                  7. TERMINATION:

                        7.1 This Agreement shall immediately terminate, at Owner's option, upon delivery of written notice thereof to Manager, at any time after: (a) all or substantially all of the Properties are sold, condemned or the improvements thereon are destroyed (if destroyed, the termination shall occur only if Owner decides not to rebuild), (b) Manager is dissolved, becomes insolvent or is adjudicated bankrupt or makes a general assignment of its assets for the benefit of its creditors, or (c) Manager commits gross negligence or willful misconduct in the performance or nonperformance of its duties hereunder. In addition, Owner shall have the right to terminate this Agreement at any time upon thirty (30) days written notice to the Manager in the event that Owner elects to have the services performed by the Manager pursuant to this Agreement performed by the Owner's own employees (i.e., to perform such management functions on an "in-house" basis). In the alternative, Owner may elect to have certain services performed by the

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Manager pursuant to this Agreement performed on an "in-house" basis without termination of this Agreement but rather with an adjustment of the Management Fees payable hereunder.

                        7.2 Upon termination of this Agreement, it is agreed that: (a) all of the books and records in the possession of Manager pertaining to the operation of the Properties, together with any other property of the Owner in Manager's possession, shall be immediately delivered to Owner, and
(b) the agency created hereby shall immediately cease, and Manager shall have no further right to act for Owner.

                  8. GRANT OF OPTIONS: In connection with the services to be provided hereunder, the Company agrees to grant to the Manager or its designee or designees options issued pursuant to the Company's 1997 Stock Option and Long-Term Incentive Plan (the "Option Plan") to purchase 54,400 shares of the Company's Common Stock, par value $.01 per share, at an exercise price of $50.00 per share, subject to re-pricing in the event of a public offering or certain private offerings of the Company's Common Stock at the per share offering price. The options will be granted pursuant to the terms and conditions of the Option Plan and shall expire ten (10) years from the date of the grant. The options shall vest and become immediately exercisable over three (3) years with one-third (1/3) of the shares vesting on each of the first, second and third anniversaries of the date of the grant. In the event that any option or a portion thereof expires or terminates for any reason without having been exercised or vested in full, the underlying shares covered by such option shall be available for future grants under the Option Plan.

                  9. ASSIGNMENT: Except as herein provided, neither this Agreement nor any right pursuant hereto or interest herein shall be assignable by Manager or Owner.

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                  10. INDEMNIFICATION: Owner agrees to indemnify, defend and save Manager harmless from any loss, cost, damages, liability, penalties or expenses, statutory or otherwise arising from third party claims (including reasonable attorney fees and costs incurred by Manager in the defense or prosecution thereof) in connection with or arising from this Agreement or with the operation and management of the premises, and from liability for injuries suffered by Owner's officers, directors, agents and employees or any other persons on or about the premises, excluding Manager's employees or Manager; provided, however, that the indemnification provisions set forth in this
Section 10 shall not apply to any such loss, cost, damage, liability, penalty or expense to the extent it is found in a final judgment by a court of competent jurisdiction to have resulted directly from the gross negligence or willful misconduct of Manager. Owner agrees that Manager shall not be liable for any error of judgment or for any mistake of fact or of law, or for anything which it may do or refrain from doing hereunder, except in cases of willful misconduct, gross negligence, or willful failure to comply with the terms of this Agreement. Owner shall cause Manager to be named as a named insured under all policies of liability insurance maintained by Owner against claims arising at the Properties.

                  If any action, proceeding, or investigation is commenced, as to which Manager proposes to demand such indemnification, it shall notify Owner with reasonable promptness; provided, however, that any failure by Manager to notify Owner shall not relieve Owner from its obligations hereunder except to the extent that the Owner's ability to defend itself against such action, proceeding, or investigation is actually, materially prejudiced as a result of such lack of reasonably prompt notification. If Manager shall seek indemnification under this Section 10, Owner, in the case of a third party claim brought against Manager, shall be entitled to participate therein and, to the extent that it wishes, to assume and direct the defense and settlement thereof

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with counsel reasonably satisfactory to Manager. After notice from Owner to
Manager of its election to assume and direct the defense and settlement of a third party claim brought against Manager, Owner shall not be liable to Manager (or any of its affiliates) under this Section 10 for any legal or other expenses subsequently incurred by Manager in connection with the defense thereof other than reasonable costs of investigation; except that Manager shall have the right to employ counsel to represent it if, in its reasonable judgment, it is advisable for Manager to be represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by Manager. Notwithstanding the foregoing provisions of this Section 10, the Owner shall not, without the prior written consent of Manager, effect any settlement of any pending or threatened proceeding in respect of which Manager is, or with reasonable foreseeability, could have been a party and indemnity could have been sought hereunder by Manager for a third party claim brought against Manager, unless such settlement includes an unconditional release of Manager from all liability arising out of such proceeding.

                  11. NON-SOLICITATION: Manager agrees that during the Initial Term and for an additional one (1) year commencing immediately thereafter, Manager shall not, directly or indirectly, solicit any of the non-clerical employees, agents or independent contractors of Owner, its subsidiaries or its affiliates to end their relationship with Owner, its subsidiaries or its affiliates, it being understood that Owner shall have the right to hire employees of Manager.

                  12. BINDING: This Agreement shall inure to and be binding on all the parties, their estates, heirs, personal representatives and assigns.

                  13. HEADINGS: The article and section headings in no way define, limit, extend or interpret the scope of this Agreement, or any particular article or section.


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                  14. NUMBER: When the context in which the words are used in this Agreement indicates that such is the intent, word in singular number shall include the plural and vice-versa.

                  15. VALIDITY: If any provision of this Agreement is held to be invalid, the same shall not affect in any respect whatsoever the validity of the remainder of this Agreement.

                  16. AMENDMENTS: This Agreement may be amended only by a written instrument signed by all parties hereto.

                  17. ENTIRE AGREEMENT: This Agreement contains the entire agreement between the parties hereto with respect to the matters covered hereby, and supersedes all prior and contemporaneous oral and written arrangements and understandings between the parties with respect to such matters. No other agreement, statement, or promise made by either party hereto with respect to the matters covered hereby which is not contained herein shall be binding or valid.

                  18. GOVERNING LAW: This Agreement shall be construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of laws thereof.

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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement on the day and year first written above.

                  MANAGER:          Philips International Holding Corp.

                                    By: /s/ Philip Pilevsky
                                        --------------------------
                                        Name: Philip Pilevsky
                                        Title: President

                  OWNER:            Philips International Realty, L.P.
                                    By: Philips International Realty Corp.,
                                        a general partner

                                    By: /s/ Louis J. Petra
                                        --------------------------
                                        Name: Louis J. Petra
                                        Title: President

                                    Philips International Realty Corp.

                                    By: /s/ Louis J. Petra
                                        --------------------------
                                        Name: Louis J. Petra
                                        Title: President

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